Exhibit 99.1
Crescent Energy Announces Early Results of Tender Offer For Up To $500 Million of its 9.250% Senior Notes due 2028
July 8, 2025
HOUSTON (BUSINESS WIRE) – Crescent Energy Finance LLC (“CE Finance”), a wholly owned subsidiary of Crescent Energy Company (NYSE: CRGY) (“Crescent”), announced the early results, as of 5:00 p.m., New York City time, on July 7, 2025 (the “Early Tender Date”), of its previously announced cash tender offer (the “Offer”) to purchase up to $500,000,000 aggregate principal amount (the “Maximum Tender Amount”) of its outstanding 9.250% Senior Notes due 2028 (the “Notes”).
The terms and conditions of the Offer are described in an Offer to Purchase, dated June 23, 2025 (the “Offer to Purchase”), which was previously distributed to holders of the Notes. As set forth in the Offer to Purchase, CE Finance reserves the right to (i) waive any and all conditions to the Offer as permitted by law, (ii) extend or terminate the Offer or (iii) otherwise amend the Offer.
The following table sets forth certain terms of the Offer and the aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date:

				Dollars per $1,000 Principal Amount of Notes
Title of Notes	CUSIP Number / ISIN	Aggregate Principal Amount Outstanding(1)	Aggregate Principal Amount Tendered at the Early Tender Date	Tender Offer Consideration (2)	Early Tender Premium	Total Consideration (2)(3)
9.250% Senior Notes due 2028	45344 LAC7 U4526LAC1 U4526LAD9 U4526LAE7 U4526LAF4	$1,000,000,000	$306,125,000	$993.75	$50	$1,043.75
(1)    As of the date of the Offer to Purchase.
(2)    Holders will also receive accrued and unpaid interest from the last interest payment with respect to the Notes accepted for purchase to, but not including, the Early Settlement Date (if any) or the Final Settlement Date, as applicable. Holders of Notes that are validly tendered after the Early Tender Date will only be eligible to receive the Tender Offer Consideration.
(3)    Includes the Early Tender Premium. Holders of Notes that were validly tendered (and not validly withdrawn) at or prior to the Early Tender Date will receive the Total Consideration.
The Offer will expire at 5:00 p.m., New York City time, on July 22, 2025, unless extended or earlier terminated by CE Finance (such date and time, as it may be extended, the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. The deadline for holders to validly withdraw tenders of Notes was 5:00 p.m., New York City time, on July 7, 2025. Accordingly, Notes tendered in the Offer may no longer be withdrawn, except in certain limited circumstances where additional withdrawal or revocation rights are required by law.

Subject to all conditions to the Offer having been either satisfied or waived, all Notes validly tendered and accepted for purchase pursuant to the Offer will receive the applicable consideration set forth in the table above, plus accrued and unpaid interest on such Notes from the last interest payment date with respect to the Notes to, but not including, the applicable Settlement Date (as defined below).
Payment for any Notes validly tendered at or prior to the Early Tender Date is expected to be made on July 9, 2025, the second business day following the Early Tender Date, or as promptly as practicable thereafter (the “Early Settlement Date”). Payment for any Notes validly tendered after the Early Tender Date and at or prior to the Expiration Date is expected to be made on the business day following the Expiration Date, or as promptly as practicable thereafter (the “Final Settlement Date”). The Early Settlement Date and the Final Settlement Date will be subject to all conditions to the Offer having been satisfied or waived by us, and assuming we accept for purchase Notes validly tendered pursuant to the Offer.
The Offer is not conditioned upon any minimum amount of Notes being tendered. The Offer may be amended, extended, terminated or withdrawn.
This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase.
CE Finance has retained BofA Securities to serve as the exclusive Dealer Manager for the Tender Offer. Questions regarding the terms of the Tender Offer may be directed to BofA Securities at +1 (888) 292-0070 (toll-free), +1 (646) 743-2120 (collect) or debt_advisory@bofa.com.
Copies of the Offer to Purchase may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the Tender Offer, by calling (855) 654-2014 (toll free) or, for banks and brokers, (212) 430-3774. A copy of the Offer to Purchase is also available at the following web address: https://www.gbsc-usa.com/crescentenergyco/.
About Crescent Energy Company
Crescent Energy Company is a U.S. energy company with a portfolio of assets concentrated in Texas and the Rockies.
Cautionary Statement Regarding Forward-Looking Information
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations. The words and phrases “should”, “could”, “may”, “will”, “believe”, “think”, “plan”, “intend”, “expect”, “potential”, “possible”, “anticipate”, “estimate”, “forecast”, “view”, “efforts”, “target”, “goal” and similar expressions identify forward-looking statements and express our expectations about future events. This communication includes statements regarding this tender offer that may contain forward-looking statements within the meaning of federal securities laws. We believe that our expectations are based on reasonable assumptions; however, no assurance can be given that such expectations will prove to be correct. A number of factors could cause actual results to differ materially from the expectations, anticipated results or other forward-looking information expressed in this communication, including weather, political and general economic conditions and events in the U.S. and in foreign oil producing companies, including the impact of inflation, elevated interest rates and associated changes in monetary policy; changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements; federal and state regulations and laws, including the Inflation Reduction Act of 2022, taxes, tariffs and international trade, safety and the protection of the environment; the impact of disruptions in the capital markets; geopolitical events such as the armed conflict in Ukraine, the Israel-Hamas conflict and increased hostilities in the Middle East, including heightened tensions with Iran; actions by the Organization of the Petroleum Exporting Countries (“OPEC”) and non-OPEC oil-producing countries, including the agreement by OPEC to phase out production cuts; the availability of drilling, completion and operating equipment and services; reliance on the Company’s external manager; commodity price volatility, the severity and duration of public health crises; and the risks associated with commodity pricing and the Company’s hedging strategy, the timing and success of business development efforts, including acquisition and disposition opportunities, our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits from recent acquisitions.
All statements, other than statements of historical facts, included in this communication that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Consequently, actual future results could differ materially from our expectations due to a number of factors, including, but not limited to, those items identified as such in the most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and the risk factors described thereunder, filed by Crescent Energy Company with the U.S. Securities and Exchange Commission.
Many of such risks, uncertainties and assumptions are beyond our ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. We do not give any assurance (1) that we will achieve our expectations or (2) concerning any result or the timing thereof.
All subsequent written and oral forward-looking statements concerning this Offer, Crescent Energy Company and CE Finance or other matters and attributable thereto or to any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. We assume no duty to update or revise these forward-looking statements based on new information, future events or otherwise.
Crescent Energy Investor Relations Contacts:
IR@crescentenergyco.com
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